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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF MAXCO, INC.

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

                                                  State of
                                                Incorporation
                                                -------------
    Atmosphere Annealing, Inc.                   Michigan
    Ersco Corporation                            Michigan
    Ersco of Michigan, Inc.                      Michigan
    Pak-Sak Industries, Inc.                     Michigan
    Parcco, Inc.                                 Michigan

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